                                                                                                           Exhibit 99.1

COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS OF

THE COCA-COLA COMPANY

As Amended on December 13, 2007

The Compensation Plan for Non-Employee Directors of The Coca-Cola Company (the “Plan”) is established effective as of January 1, 2006.  This Plan is in lieu of retainer, committee chair and meeting fees.

ARTICLE I

DEFINITIONS

The following words and phrases as used herein shall have the meaning specified below, unless a different meaning is plainly required by the context.

“Account” shall mean an account maintained under the Plan for a Participant in accordance with Article III.

“Beneficiary” shall mean the person, persons or trust designated in writing by the Participant to receive any benefits from the Plan due to the death of the Participant.  If no Beneficiary is designated, the Beneficiary shall be the Participant’s spouse.  If no Beneficiary is designated and the Participant has no current spouse, the Beneficiary shall be the Participant’s estate.

“Board” shall mean the Board of Directors of The Coca-Cola Company.

“Change in Control” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended ("1934 Act"), as in effect on January 1, 2002, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act as in effect on January 1, 2002) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of the Company cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareowners of the Company approve any merger or consolidation as a result of which the Stock (as defined below) shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the shareowners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareowners of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such times as a Change in Control would otherwise be deemed to have occurred, the Board determines otherwise.

“Company” shall mean The Coca-Cola Company.

“Director” shall mean a duly-appointed or elected member of the Board.

“Grant Date” shall mean the first day of the first regular scheduled meeting of the Board of Directors in February.

“Majority-Owned Related Company” shall mean a corporation(s) or other business organization(s) in which the Company owns, directly or indirectly, 50% or more of the voting stock or capital at the relevant time.

“Participant” shall mean a Director who is eligible for the Plan in accordance with Article II and/or a former Director for whom an Account is maintained under the Plan.

“Performance Period” shall mean a period of years over which the Company’s performance is measured for the purposes of benefits under this Plan.

“Performance Target” shall mean a quantifiable financial measure (such as growth in earnings per share, economic profit, etc.) that is set at the beginning of each Performance Period and that must be achieved during the Performance Period for the credited Share Units to be payable to a Director.

“Plan” shall mean the Compensation Plan for Non-Employee Directors of The Coca-Cola Company.

“Share Unit” shall mean a hypothetical share of Stock that is credited to a Participant’s Account.

“Stock” shall mean the common stock of the Company.

ARTICLE II

ELIGIBILITY

2.1	Limitation to Non-Employee Directors. Only Directors who are not employed by the Company or a Majority-Owned Related Company shall be eligible for the Plan.

2.2
Date of Eligibility. Directors who are on the Board as of January 1, 2006 shall be eligible to participate as of January 1, 2006.  Thereafter, a new Director shall be eligible twelve months from the date he or she is appointed or elected to the Board.  The new Director shall be paid $175,000 in cash or such other amount as may be determined by the Board of Directors for his or her first twelve months of service.

ARTICLE III

PLAN ACCOUNTS AND PERFORMANCE TARGETS

3.1
Accounts and Sub-Accounts.  Each Participant shall have an Account administered in his or her name.  Such Account shall be a bookkeeping entry only and no Stock or other assets shall be placed in the Participant’s name.  There shall be separate sub-Accounts for each Performance Period.

3.2
Crediting of Share Units.  On the Grant Date, each Participant’s Account shall be credited with Share Units.  The dollar amount for the period beginning January 1, 2006, shall be $175,000 and may be adjusted in subsequent years by the Board of Directors.  The number of Share Units credited to each Participant shall be determined by dividing this dollar amount by the average of the high and low price of Stock on the Grant Date.

3.3
Setting of Performance Target.  On the Grant Date, the Board of Directors shall set the Performance Period and the Performance Target applicable for that Performance Period.   The Performance Target may not thereafter be changed.

3.4
Hypothetical Dividends.  As of each date on which dividends on the Stock are payable to shareowners, each Participant’s Account shall be credited with the value of the dividends that would be payable on Share Units if they were shares of Stock.  These hypothetical dividends shall be converted to Share Units using the average of the high and low price of Stock on the dividend payment date or if such date is not a trading day, on the next trading day.

3.5
New Directors Appointed Mid-Year.   For individuals who become eligible for the Plan in a particular year after the Grant Date, his or her account shall be credited with Share Units under this paragraph.  A new Participant shall be credited with Share Units equal to the dollar amount determined for the year pursuant to subparagraph 3.2, prorated for the number of days in the calendar year during which the Participant was eligible for participation in the Plan.  This proration shall be a fraction, the numerator of which is the number of days remaining in the calendar year (measured from the date the Director was eligible for participation in the Plan) and the denominator of which is 365.  Once the dollar amount is prorated, Share Units shall be credited to the Participant’s Account, using the average of the high and low price of Stock on the date of the Director’s date of eligibility for participation in the Plan.

ARTICLE IV

PAYMENT OF PLAN ACCOUNTS

4.1
Payment only if Performance is Achieved.  No amounts shall be payable under this Plan unless the applicable Performance Target is achieved during the applicable Performance Period.  The performance shall be certified by the Audit Committee of the Board of Directors at the regularly-scheduled February meeting of the Audit Committee following the end of the Performance Period.

4.2
Payment of Account Balance. If the Performance Target has been achieved during the Performance Period, the Participant shall be paid his or her Account balance attributable to that Performance Period on February 28 following the certification of results, unless the Participant elected to defer the compensation as provided in Section 4.7 below. The value of the Share Units attributable to the Performance Period shall be determined by using the average of the high and low price of Stock on the date the performance is certified.  If the Performance Target is not achieved, the entire Account balance attributable to the Performance Period shall be forfeited as of the date the performance is certified.

4.3	Form of Payment. All payments under this Plan shall be in cash unless the Participant has elected to defer the compensation as provided in Section 4.7 below, resulting in a cash payment pursuant to the Deferred Compensation Plan for Non-Employee Directors.

4.4
Resignation of Director.  If a Director resigns from the Board during a Performance Period for which he or she is eligible to participate, the Share Units attributable to each such Performance Period shall be prorated.  The proration shall be a fraction, the numerator of which is the number of days from the beginning of the applicable Performance Period in which the Director participated to the date of the Director’s resignation and the denominator of which is the number of days in such Performance Period.   No payment shall be made unless the Performance Target is achieved and payment, if any, shall be made at the same time and valued in the same manner as the Share Units for the other Participants.  Hypothetical dividends on the prorated Share Units are credited for the remainder of the Performance Period.

4.5
Death of Director.  If a Director dies during a Performance Period in which he or she participates, the Share Units attributable to each Performance Period shall be prorated.  The proration shall be a fraction, the numerator of which is the number of days from the beginning of the applicable Performance Period to the date of the Director’s death and the denominator of which is the number of days in such Performance Period.  In addition, each applicable Performance Period shall be shortened to end as of the quarter in which the Director dies.  The results against the Performance Target shall be measured for the shortened Performance Period and, if the Performance Target is achieved, payment shall be made to the Director’s Beneficiary as soon as administratively feasible following certification of results.  The Share Units shall be valued by using the average of the high and low Stock price as of the date the performance is certified.

4.6
Change in Control.  In the event of a Change in Control during a Performance Period, the Performance Target shall be deemed to have been met for each of the Performance Periods that are not completed and the Share Units attributable to each Performance Period shall be prorated.  The proration shall be a fraction, the numerator of which is the number of days from the beginning of the applicable Performance Period to the date of the Change in Control and the denominator of which is the number of days in the Performance Period.  The value of the prorated Share Units shall be paid 30 days following the Change in Control and shall be valued by using the average of the high and low Stock price as of the date of the Change in Control.

4.7	Deferral Under Directors’ Deferred Compensation Plan. Compensation payable under this Plan may be deferred pursuant to the provisions of the Directors’ Deferred Compensation Plan.

ARTICLE V

ADMINISTRATION AND MISCELLANEOUS PROVISIONS

5.1
Administration of the Plan.  The Committee on Directors and Corporate Governance of the Board of Directors of the Company shall oversee the administration of the Plan.  The Committee on Directors and Corporate Governance has the exclusive responsibility and complete discretionary authority to control the operation and administration of the Plan, with all powers necessary to enable it to properly carry out such responsibility, including but not limited to the power to construe the terms of the Plan, to determine status, coverage and eligibility for benefits and to resolve all interpretive, equitable, and other questions, including questions of fact, that shall arise in the operation and administration of the Plan.  All actions or determinations of the Committee on Directors and Corporate Governance shall be final, conclusive and binding on all persons.

5.2
Amendment and Termination of the Plan.  The Board may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination may retroactively adversely affect any Participant’s right to a benefit which has been earned under the Plan before such date.

5.3
Controlling Law.  This Plan shall be subject to the laws of the State of Georgia, and the parties agree that all disputes arising from or related to this Plan shall be litigated in the state or federal courts located in Fulton County, Georgia.  The parties agree that such courts shall be the exclusive forum for such disputes and hereby submit to the jurisdiction and venue of such courts for the litigation of all such disputes.  The parties hereby waive any claims of improper venue or lack of personal or subject matter jurisdiction as to any such disputes.

5.4
Limitation of Responsibility.  Neither the establishment of this Plan nor any modification thereof, nor the creation of any Account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Company, or its subsidiaries, or any officer or employee thereof; and in no event shall the terms of any Director’s Board appointment be modified or in any way affected thereby.

5.5
Unsecured General Creditor.  Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company.  No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan.  The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.  Nothing contained in this Plan, and no actions taken pursuant to the provisions of this Plan shall create or be construed to create a trust or any kind of fiduciary relationship between the Company and any Participant, Beneficiary, or any other person.

5.6
Taxes.  Federal, state, FICA/Medicare and all other taxes shall be solely the responsibility of the Participant.  The Company will report all payments as required by the Internal Revenue Code or other tax regulations and withhold any applicable taxes where required.